SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------


                                   FORM 8 - K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) October 1, 2002


                             -----------------------


                             BLACK HILLS CORPORATION
             (Exact name of registrant as specified in its charter)


        South Dakota                    1-31303                  46-0458824
(State or other jurisdiction of  (Commission File Number)     (I.R.S. Employer
Incorporation or organization)                              Identification No.)


                625 Ninth Street, Rapid City, South Dakota 57701
               (Address of principal executive offices) (Zip Code)


                                 (605) 721-1700
              (Registrant's telephone number, including area code)



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)



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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events.

         Black Hills Corporation ("Black Hills") and Mallon Resources Corporation ("Mallon") entered into a definitive merger agreement (the "Merger Agreement"), dated as of October 1, 2002, for the acquisition of Mallon in a stock-for-stock transaction (the "Merger"). The Merger Agreement provides for Mallon shareholders to receive .044 shares of Black Hills common stock for each common share of Mallon. The Merger is subject to customary conditions, including approval by holders of at least a majority of the outstanding shares of Mallon.

         Mallon has agreed to pay Black Hills a termination fee of $1.5 million in the event the Merger Agreement is terminated under certain conditions. The Merger is anticipated to close in the first quarter of 2003, subject to the approval of Mallon's shareholders and customary conditions.

         On October 1, 2002, Black Hills also acquired the outstanding debt of Mallon to Aquila Energy Capital Corporation for approximately $30,500,000, including amounts paid to settle certain gas hedging arrangements. Black Hills and Mallon have amended the credit agreement for such debt. Black Hills has agreed to loan Mallon an additional $2,500,000 to pay certain obligations owed by Mallon and the costs of drilling certain wells. Mallon is obligated to pay to Black Hills the entire outstanding principal balance, together with accrued interest, plus the sum of $2,898,000 if Mallon enters into any agreement for a change in control of Mallon. The $2,898,000 is also payable by Mallon if it enters into an agreement for a change in control of Mallon within 105 days after prepayment of the debt.

         The press release jointly issued by Black Hills and Mallon announcing the Merger is included as Exhibit 99.1 to this report and is incorporated into this Item 5 by reference.

         All shareholders should read the joint proxy statement/prospectus concerning the Merger that will be filed with the SEC and mailed to shareholders. The joint proxy statement/prospectus will contain important information that shareholders should consider before making any decision regarding the Merger. Shareholders will be able to obtain the joint proxy statement/prospectus, as well as other filings containing information about Black Hills and Mallon, without charge, at the SEC's Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus will also be available, without charge, by contacting the Secretary of the appropriate company.

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Item 7.  Financial Statements, Pro Forma Financial Statements, and Exhibits.

(c)  Exhibits.

99.1 Press Release dated as of October 1, 2002, jointly issued by Black Hills Corporation and Mallon Resources Corporation

99.2 Amended and Restated Credit Agreement Between Mallon Resources Corporation and Mallon Oil Company and Black Hills Corporation Dated as of October 1, 2002

99.3 Amended and Restated Advancing Note Between Mallon Resources Corporation and Mallon Oil Company (Borrower) and Black Hills Corporation (Lender) Dated October 1, 2002

99.4 Assignment of Credit Agreement, Note, Liens, and Security Documents dated as of October 1, 2002 among Aquilla Energy Capital Corporation (Assignor), Black Hills Corporation (Assignee), Mallon Resources Corporation and Mallon Oil Company

99.5 Termination of Swap Agreement and Mutual Release dated October 1, 2002 Between Aquila Merchant Services, Inc. and Mallon Resources Corporation

99.6 Termination of Swap Agreement and Mutual Release dated October 1, 2002 Between Aquila Merchant Services, Inc. and Mallon Oil Company

99.7 Termination of Base Agreement and Mutual Release dated October 1, 2002 Between Aquila Energy Marketing Corporation and Mallon Oil Company



                                S I G N A T U R E

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                     BLACK HILLS CORPORATION
                                                     -----------------------
                                                        (Registrant)

October 10, 2002                                     By:/s/ Mark T. Thies
---------------------------                             ------------------
Date                                                 Chief Financial Officer


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                                  EXHIBIT INDEX


Exhibit
Number             Description

99.1 Press Release dated as of October 1, 2002, jointly issued by Black Hills Corporation and Mallon Resources Corporation

99.2 Amended and Restated Credit Agreement Between Mallon Resources Corporation and Mallon Oil Company and Black Hills Corporation Dated as of October 1, 2002

99.3 Amended and Restated Advancing Note Between Mallon Resources Corporation and Mallon Oil Company (Borrower) and Black Hills Corporation (Lender) Dated October 1, 2002

99.4 Assignment of Credit Agreement, Note, Liens, and Security Documents dated as of October 1, 2002 among Aquilla Energy Capital Corporation (Assignor), Black Hills Corporation (Assignee), Mallon Resources Corporation and Mallon Oil Company

99.5 Termination of Swap Agreement and Mutual Release dated October 1, 2002 Between Aquila Merchant Services, Inc. and Mallon Resources Corporation

99.6 Termination of Swap Agreement and Mutual Release dated October 1, 2002 Between Aquila Merchant Services, Inc. and Mallon Oil Company

99.7 Termination of Base Agreement and Mutual Release dated October 1, 2002 Between Aquila Energy Marketing Corporation and Mallon Oil Company



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